Exhibit 99.1

Maison Solutions Inc. Enters into Agreement to Divest San Gabriel and Monrovia Store Operations as Part of Strategic Realignment Toward Operational Efficiency and AI-Enabled Growth

MONTEREY PARK, Calif. July 3, 2026 — Maison Solutions Inc. (Nasdaq: MSS) (“Maison Solutions” or the “Company”), a specialty grocery retailer offering traditional Asian food and merchandise to U.S. consumers, today announced that its subsidiaries have entered into an asset purchase agreement to divest the assets and operations of the Company’s San Gabriel and Monrovia store locations for an aggregate purchase price of $4.5 million, excluding inventory, which will be purchased separately pursuant to inventory purchase agreements. The closing of the transaction is expected to occur on or before December 31, 2026, subject to the terms and conditions of the Asset Purchase Agreement. The transaction is part of the Company’s ongoing strategic realignment to reduce exposure to underperforming store-level operations, improve operating efficiency, strengthen its cash-flow profile, and focus management resources on higher-value opportunities in food retail, supply chain operations, and technology-enabled growth.

The San Gabriel and Monrovia store operations had been operating at a loss and required ongoing working capital and management resources. The Company believes that divesting these non-core and loss-generating operations will allow Maison Solutions to reduce operating drag, improve overall financial discipline, and create a more focused store portfolio. Following the divestiture, the Company expects its continuing store base to have a stronger operating profile, with reduced exposure to loss-generating locations and improved potential for store-level profitability, cash-flow generation, and overall operating performance.

By reducing exposure to store-level losses and reallocating resources, the Company expects to better align its operating structure with its broader strategic focus on efficiency, technology enablement, and long-term value creation in the food retail and supply chain sector. The Company believes the food retail and supply chain industries are undergoing a meaningful technology upgrade cycle, with increasing opportunities to apply automation, AI-driven workflow tools, data analytics, and other technology-enabled solutions to improve operational visibility, inventory and procurement management, customer engagement, margin analysis, and operating decision-making.

The Company intends to continue evaluating AI-native and data-driven solutions that may support workflow automation, operational visibility, inventory and procurement management, customer engagement, and commercialization opportunities across retail, wholesale, logistics, and related operating workflows. The Company believes that a leaner operating structure and improved cash-flow profile may provide greater flexibility to evaluate and pursue these strategic opportunities over time.

“This divestiture represents an important step in our effort to simplify Maison Solutions’ business and improve the Company’s operating profile,” said John Xu, Chief Executive Officer of Maison Solutions. “The San Gabriel and Monrovia store operations had been generating losses, and we believe exiting these non-core operations will allow us to better focus our resources on improving profitability, strengthening cash flow, and evaluating new growth opportunities. We remain committed to disciplined capital allocation and believe that a leaner operating structure can better support the Company’s next stage of development, including potential opportunities in technology-enabled and AI-related business areas.”

About Maison Solutions Inc.

Maison Solutions Inc. is a U.S.-based specialty grocery retailer offering traditional Asian food and merchandise, particularly to members of Asian-American communities. The Company is committed to providing Asian fresh produce, meat, seafood, and other daily necessities in a manner that caters to traditional Asian-American family values and cultural norms, while also accounting for the new and faster-paced lifestyle of younger generations and the diverse makeup of the communities in which the Company operates. Since its formation in 2019, the Company has acquired equity interests in four traditional Asian supermarkets in the Los Angeles, California area, operating under the brand name HK Good Fortune, and three supermarkets in the Phoenix and Tucson, Arizona metro areas, operating under the brand name Lee Lee International For more information about Maison Solutions, please visit www.maisonsolutionsinc.com. Follow the Company on LinkedIn and X.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding the anticipated timing of closing, the satisfaction of closing conditions, the anticipated impact of the transaction on the Company’s business, operations, operating efficiency, cash flow, profitability and strategic focus, the Company’s plans, objectives and expectations regarding its remaining business and future opportunities, and statements that are not historical facts and may address activities, events, or developments that the Company intends, expects, projects, plans, believes, or anticipates will or may occur in the future. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions that are difficult to predict. The Company’s actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K and in Part II, Item 1A of the Company’s subsequent Quarterly Reports on Form 10-Q, as well as other filings with the Securities and Exchange Commission (“SEC”), copies of which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations Contact: Maison Solutions Inc. | Email: info@maisonsolutionsinc.com